Exhibit 99.1 – News Release

Ritchie Bros. reports second quarter 2020 results

VANCOUVER, August 6, 2020– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended June 30, 2020:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders decreased 2% to $53.0 million, compared to $54.0 million in Q2 2019. Diluted earnings per share (“EPS”) attributable to stockholders was flat at $0.49 per share in Q2 2020 and Q2 2019. Diluted adjusted EPS* which excludes a $6.2 million income tax expense in Q2 2020 related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements, increased 10% to $0.54 per share in Q2 2020 compared to $0.49 per share in Q2 2019.

“I am proud to see the resilience, creativity and resolve demonstrated by our employees and customers. It is their perseverance and professionalism that has driven our strong second quarter results as we pivoted to 100% online auctions,” said Ann Fandozzi, Chief Executive Officer of Ritchie Bros.

Fandozzi continued, “We are encouraged by the strength of our business performance and the momentum we have exiting the second quarter. Our leading platform, global reach and the investments we’ve made in digital have served us well through these uncertain times. Market conditions continue to be strong and we remain focused on our priorities of maintaining the health and safety of our employees and customers, providing our customer with exceptional service, and preserving our strong financial position to the benefit of our shareholders.”

Consolidated results:

●	Total revenue in Q2 2020 decreased 1% to $389.1 million as compared to Q2 2019
o	Service revenue in Q2 2020 was $234.1 million, flat compared to Q2 2019
o	Inventory sales revenue in Q2 2020 decreased 2% to $154.9 million as compared to Q2 2019
●	Total selling, general and administrative expenses (“SG&A”) in Q2 2020 increased 3% to $100.6 million as compared to Q2 2019
●	Operating income in Q2 2020 increased 14% to $88.8 million as compared to Q2 2019
●	Net income in Q2 2020 decreased 2% to $53.1 million as compared to Q2 2019
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization* (“EBITDA”) (non-GAAP measure) in Q2 2020 increased 12% to $107.1 million as compared to Q2 2019
●	Cash provided by operating activities was $198.3 million for the first half of 2020
●	Cash on hand at Q2 2020 was $538.0 million, of which $389.7 million was unrestricted

Auctions & Marketplaces segment results:

●	GTV[1] in Q2 2020 was flat at $1.5 billion compared to Q2 2019
●	A&M total revenue in Q2 2020 decreased 1% to $354.6 million as compared to Q2 2019
o	Service revenue in Q2 2020 decreased 1% to $199.6 million as compared to Q2 2019
o	Inventory sales revenue in Q2 2020 decreased 2% to $154.9 million as compared to Q2 2019

Other Services segment results:

●	Other Services total revenue in Q2 2020 increased 3% to $34.5 million as compared to Q2 2019
●	RBFS revenue in Q2 2020 increased 5% to $8.5 million as compared to Q2 2019

Other Company developments:

●	On May 4, 2020, the Company announced the appointment of Jim Kessler as Chief Operating Officer, effective May 11, 2020
●	Increased quarterly cash dividend by 10% to $0.22 per share

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

1

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended June 30,				Six months ended June 30,
			% Change				% Change
	2020	2019	2020 over 2019		2020	2019	2020 over 2019
Service revenue:
Commissions	$125,465	$134,466	(7)%		$218,950	$226,746	(3)%
Fees	108,674	100,140	9%		198,312	180,232	10%
Total service revenue	234,139	234,606	(0)%		417,262	406,978	3%
Inventory sales revenue	154,911	158,616	(2)%		245,043	289,673	(15)%
Total revenue	389,050	393,222	(1)%		662,305	696,651	(5)%
Service revenue as a % of total revenue	60.2%	59.7%	50	bps	63.0%	58.4%	460	bps
Inventory sales revenue as a % of total revenue	39.8%	40.3%	(50)	bps	37.0%	41.6%	(460)	bps
Costs of services	39,448	50,268	(22)%		78,803	86,337	(9)%
Cost of inventory sold	143,134	149,818	(4)%		224,719	270,293	(17)%
Selling, general and administrative expenses	100,632	97,714	3%		199,017	192,898	3%
Operating expenses	300,250	315,252	(5)%		539,423	585,093	(8)%
Cost of inventory sold as a % of operating expenses	47.7%	47.5%	20	bps	41.7%	46.2%	(450)	bps
Operating income	88,800	77,970	14%		122,882	111,558	10%
Operating income margin	22.8%	19.8%	300	bps	18.6%	16.0%	260	bps
Net income attributable to stockholders	53,043	54,036	(2)%		75,851	72,200	5%
Diluted EPS to stockholders	$0.49	$0.49	—%		$0.69	$0.66	5%
Diluted adjusted EPS attributable to stockholders	0.54	0.49	10%		0.75	0.66	14%
Effective tax rate	34.2%	22.1%	1210	bps	30.5%	23.4%	710	bps
Total GTV	1,493,982	1,497,757	(0)%		2,641,006	2,672,438	(1)%
Service revenue as a % of total GTV- Rate	15.7%	15.7%	—	bps	15.8%	15.2%	60	bps
Inventory sales revenue as a % of total GTV- Mix	10.4%	10.6%	(20)	bps	9.3%	10.8%	(150)	bps

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Segment Overview

(in U.S $000's)	Three months ended June 30, 2020			Six months ended June 30, 2020
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$199,648	34,491	$234,139	$354,391	62,871	$417,262
Inventory sales revenue	154,911	—	154,911	245,043	—	245,043
Total revenue	354,559	34,491	389,050	599,434	62,871	662,305
Ancillary and logistical service expenses	—	16,060	16,060	—	28,818	28,818
Other costs of services	22,190	1,198	23,388	47,285	2,700	49,985
Cost of inventory sold	143,134	—	143,134	224,719	—	224,719
SG&A expenses	94,559	6,073	100,632	186,144	12,873	199,017
Segment profit	$94,676	11,160	$105,836	$141,286	18,480	$159,766
Total GTV	1,493,982	N/A	N/A	2,641,006	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.4%	N/A	N/A	13.4%	N/A	N/A

(in U.S $000's)	Three months ended June 30, 2019			Six months ended June 30, 2019
	A&M	Other	Consolidated	A&M	Other		Consolidated
Service revenue	$201,050	$33,556	$234,606	$344,487		$62,491	$406,978
Inventory sales revenue	158,616	—	158,616	289,673		—	289,673
Total revenue	359,666	33,556	393,222	634,160		62,491	696,651
Ancillary and logistical service expenses	—	16,472	16,472	—		30,231	30,231
Other costs of services	32,551	1,245	33,796	53,368		2,738	56,106
Cost of inventory sold	149,818	—	149,818	270,293		—	270,293
SG&A expenses	91,466	6,248	97,714	180,648		12,250	192,898
Segment profit	$85,831	$9,591	$95,422	129,851		17,272	147,123
Total GTV	1,497,757	N/A	N/A	2,672,438		N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.4%	N/A	N/A	$12.9%	$	N/A	N/A

Q2 2020 Consolidated Performance Overview

For Q2 2020, the Company was able to operate and serve our customers’ equipment and immediate liquidity needs through our platform of auction technology solutions and online auction capabilities. In addition to running our IronPlanet weekly featured online auction, our online Marketplace-E solution and GovPlanet online auctions, we modified our live operations in March 2020 which transitioned all our traditional live on site industrial auctions to online bidding. In addition, as implemented in the first quarter, we are using our Time Auctioned Lots (TAL) solution for selected International and on-the-farm agriculture events.

GTV remained flat at $1.5 billion in Q2 2020 with significant variability by region where US and Canada had higher activity, but International was lower due to the severe impact of the COVID-19 pandemic in that region. Total GTV increased due to record online performance driven from strong execution by the US region and the US strategic accounts sales teams, year-over-year growth performance at our Fort Worth auction, and auction calendar shifts in response to COVID-19. These shifts included the addition of the Montreal, Canada and Los Angeles, US auctions from Q1 2020 to Q2 2020, which were partially offset by the postponement of the Polotitlan, Mexico, and Ocana, Spain auctions from Q2 2020 to Q3 2020. This increase was offset by the non-repeat of a large dispersal of pipeline equipment as part of the $94 million Columbus, Ohio auction held in June 2019, and lower International performance mainly due to the severe impact of the COVID-19 pandemic in this region. In addition, GTV related to government surplus contracts were lower due to government shutdowns in response to COVID-19.

Total revenue decreased 1% to $389.0 million in Q2 2020.

Service revenue was flat year-over-year at $234.1 million with commissions revenue lower by 7% on flat Service GTV primarily due to softer commission rate performance from a higher proportion of GTV sourced from strategic accounts, and lower rates from our government operations. Total fees were up 9% on flat total GTV driven primarily by the mix of small values lots, the harmonization of buyer fees and higher fees from services within our US operations, which was partially offset by fees waived for Canadian on-the-farm auctions as part of our COVID-19 pandemic response.

Inventory sales revenue decreased 2% primarily related to a non-recurring large dispersal of pipeline equipment as part of the $94 million Columbus, Ohio auction in June 2019, and selling through certain non-repeating large inventory deals from Europe and Asia in Q2 2019. We also earned lower inventory revenue through our government surplus contracts due to government shutdowns in response to COVID-19. This decrease was partially offset by strong year-over-year performance in the US and Canada regions.

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Costs of services decreased 22% to $39.4 million. In response to the COVID-19 pandemic, we transitioned our live on site auctions to online bidding, utilized TAL solutions for selected International and on-the-farm agricultural events, and implemented travel restrictions. These operational changes resulted in significant temporary cost reductions in employee compensation and travel, advertising, and promotion expenses. In addition, we incurred lower net fees related to referral payments.

Cost of inventory decreased 4% to $143.1 million, primarily in line with lower activity in inventory sales revenue. Cost of inventory sold decreased at a higher rate than the decrease of inventory sales revenue, indicating an increase in the revenue margin. The margin also improved as a result of equipment sold at a lower price performance in the prior year within the International region, which was not repeated in Q2 2020.

Selling, general and administrative (“SG&A”) expenses increased 3% to $100.6 million primarily due to higher incentive expense, including a one-time incentive accrual to employees who have been instrumental during the COVID-19 pandemic to continue keeping our operations running and servicing our customers. These increases were partially offset by lower SG&A expenses related to lower travel, advertising, and promotion costs as we implemented travel restrictions.

Foreign exchange had an unfavourable impact on total revenue and a favourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro, Canadian dollar, and Australian dollar exchange rates relative to the U.S. dollar.

Net income attributable to stockholders decreased 2% to $53.0 million, primarily related to the increase in the effective tax rate, partially offset by a higher operating income and lower interest expense.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders was flat at $0.49 per share for Q2 2020 and Q2 2019. Diluted adjusted EPS attributable to stockholders* increased 10% to $0.54 per share in Q2 2020, after adjusting for a $6.2 million income tax expense in Q2 2020 related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements.

Dividend Information

Quarterly dividend

On August 5, 2020, the Company declared a quarterly cash dividend of $0.22 per common share payable on September 16, 2020 to shareholders of record on August 26, 2020.

Share repurchase program

On August 5, 2020, the Company’s board of directors authorized a share repurchase program for the repurchase of up to $100 million worth of common shares of the Company (subject to TSX approval) over the next 12 months. The share repurchases will primarily be used to offset dilution from options. The Company intends to make an application to the TSX for approval of a Normal Course Issuer Bid in August 2020.

Q2 2020 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended June 30, 2020 at 8am Pacific time / 11 am Eastern time / 3pm GMT on August 7, 2020. The replay of the webcast will be available through September 7, 2020.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

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About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Form 10-Q for the quarter ended June 30, 2020, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
GTV	$1,493,982	$1,497,757	(0)%	$2,641,006	$2,672,438	(1)%
Revenues:
Service revenues	$234,139	$234,606	(0)%	$417,262	$406,978	3%
Inventory sales revenue	154,911	158,616	(2)%	245,043	289,673	(15)%
Total revenues	389,050	393,222	(1)%	662,305	696,651	(5)%
Operating expenses:
Costs of services	39,448	50,268	(22)%	78,803	86,337	(9)%
Cost of inventory sold	143,134	149,818	(4)%	224,719	270,293	(17)%
Selling, general and administration expenses	100,632	97,714	3%	199,017	192,898	3%
Acquisition-related costs	—	38	(100)%	—	707	(100)%
Depreciation and amortization expenses	17,857	17,112	4%	37,150	34,227	9%
Gain on disposition of property, plant and equipment	(1,213)	(101)	1,101%	(1,260)	(250)	404%
Foreign exchange loss	392	403	(3)%	994	881	13%
Total operating expenses	300,250	315,252	(5)%	539,423	585,093	(8)%
Operating income	88,800	77,970	14%	122,882	111,558	10%
Interest expense	(8,882)	(10,117)	(12)%	(18,064)	(20,933)	(14)%
Other income, net	857	1,679	(49)%	4,434	3,718	19%
Income before income taxes	80,775	69,532	16%	109,252	94,343	16%
Income tax expense	27,656	15,401	80%	33,304	22,040	51%
Net income	$53,119	$54,131	(2)%	$75,948	$72,303	5%
Net income attributable to:
Stockholders	$53,043	$54,036	(2)%	75,851	$72,200	5%
Non-controlling interests	76	95	(20)%	97	103	(6)%
	$53,119	$54,131	(2)%	75,948	$72,303	5%
Earnings per share attributable to stockholders:
Basic	$0.49	$0.50	(2)%	0.70	$0.66	6%
Diluted	$0.49	$0.49	(1)%	0.69	$0.66	5%
Weighted average number of share outstanding:
Basic	108,387,490	108,707,708	(0)%	108,818,903	108,725,871	0%
Diluted	109,323,343	109,942,768	(1)%	109,903,808	109,982,763	(0)%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	June 30, 2020	December 31, 2019

Assets
Cash and cash equivalents	$389,720	$359,671
Restricted cash	148,293	60,585
Trade and other receivables	334,488	142,627
Less: allowance for credit losses	(4,559)	(5,225)
Inventory	63,089	64,956
Other current assets	27,486	50,160
Income taxes receivable	3,937	6,810
Total current assets	962,454	679,584

Property, plant and equipment	475,936	484,482
Other non-current assets	131,326	145,679
Intangible assets	223,130	233,380
Goodwill	671,368	672,310
Deferred tax assets	14,299	13,995
Total assets	$2,478,513	$2,229,430

Liabilities and Equity
Auction proceeds payable	$499,415	$276,188
Trade and other payables	213,036	194,279
Income taxes payable	16,023	7,809
Short-term debt	21,980	4,705
Current portion of long-term debt	17,588	18,277
Total current liabilities	768,042	501,258

Long-term debt	614,375	627,204
Other non-current liabilities	142,518	151,238
Deferred tax liabilities	49,270	42,743
Total liabilities	1,574,205	1,322,443

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
108,630,537 (December 31, 2019: 109,337,781)	169,255	194,771
Additional paid-in capital	47,958	52,110
Retained earnings	746,048	714,051
Accumulated other comprehensive loss	(64,207)	(59,099)
Stockholders' equity	899,054	901,833
Non-controlling interest	5,254	5,154
Total stockholders' equity	904,308	906,987
Total liabilities and equity	$2,478,513	$2,229,430

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Six months ended June 30,	2020	2019
Cash provided by (used in):
Operating activities:
Net income	$75,948	$72,303
Adjustments for items not affecting cash:
Depreciation and amortization expenses	37,150	34,227
Stock option compensation expense	2,730	3,199
Equity-classified share unit expense	5,017	5,903
Deferred income tax expense	6,657	1,056
Unrealized foreign exchange (gain) loss	1,129	(51)
Gain on disposition of property, plant and equipment	(1,260)	(250)
Amortization of debt issuance costs	1,577	1,765
Amortization of right-of-use assets	6,318	5,845
Gain on contingent consideration from equity investment	(1,700)	—
Other, net	1,934	322
Net changes in operating assets and liabilities	62,824	36,036
Net cash provided by operating activities	198,324	160,355
Investing activities:
Property, plant and equipment additions	(6,140)	(4,618)
Intangible asset additions	(13,244)	(12,175)
Proceeds on disposition of property, plant and equipment	16,106	583
Distribution from equity investment	4,212	—
Proceeds on contingent consideration from equity investment	1,700	—
Other, net	(2,782)	(1,000)
Net cash used in investing activities	(148)	(17,210)
Financing activities:
Share repurchase	(53,170)	(42,012)
Dividends paid to stockholders	(43,586)	(39,160)
Issuances of share capital	19,425	4,124
Payment of withholding taxes on issuance of shares	(3,321)	(4,915)
Proceeds from short-term debt	35,799	12,879
Repayment of short-term debt	(19,941)	(24,985)
Repayment of long-term debt	(8,633)	(14,514)
Repayment of finance lease obligations	(4,384)	(2,937)
Net cash used in financing activities	(77,811)	(111,520)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(2,608)	1,802
Increase	117,757	33,427
Beginning of period	420,256	305,567
Cash, cash equivalents, and restricted cash, end of period	$538,013	$338,994

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Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Number of auctions	51	59	(14)%	81	94	(14)%
Bidder registrations	284,550	200,250	42%	445,550	343,250	30%
Consignors	14,400	17,450	(17)%	25,350	29,000	(13)%
Buyers	44,350	43,500	2%	74,250	74,250	—%
Lots	114,700	120,500	(5)%	197,050	206,750	(5)%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation
The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income attributable to stockholders	$53,043	$54,036	(2)%	$75,851	$72,200	5%
Current income tax adjusting item:
Change in uncertain tax provision	766	—	100%	766	—	100%
Deferred tax adjusting item:
Change in uncertain tax provision	5,462	—	100%	5,462	—	100%
Adjusted net income attributable to stockholders*	$59,271	$54,036	10%	$82,079	$72,200	14%
Weighted average number of dilutive shares outstanding	109,323,343	109,942,768	(1)%	109,903,808	109,982,763	(0)%
Diluted earnings per share attributable to stockholders	$0.49	$0.49	—%	$0.69	$0.66	5%
Diluted adjusted EPS attributable to Stockholders*	$0.54	$0.49	10%	$0.75	$0.66	14%

(1) Please refer to page 11 for a summary of adjusting items for the three month and six months ended June 30, 2020 and June 30, 2019.

(2) Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted EBITDA*

The Company believes that adjusted EBITDA* provides useful information about the growth or decline of our net income when compared between different financial periods.

The following table reconciles adjusted EBITDA* to net income, which is the most directly comparable GAAP measures in, or calculated from, our consolidated income statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. $000's, except percentages)	2020	2019	2020 over 2019	2020	2019	2020 over 2019
Net income	$53,119	$54,131	(2)%	$75,948	$72,303	5%
Add: depreciation and amortization expenses	17,857	17,112	4%	37,150	34,227	9%
Add: interest expense	8,882	10,117	(12)%	18,064	20,933	(14)%
Less: interest income	(393)	(1,063)	(63)%	(1,063)	(1,918)	(45)%
Add: income tax expense	27,656	15,401	80%	33,304	22,040	51%
Adjusted EBITDA*	$107,121	$95,698	12%	$163,403	$147,585	11%

(1)	Please refer to page 11 for a summary of adjusting items during the three and six months ended June 30, 2020 and June 30, 2019.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

Adjusted Net Debt* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted net debt* to debt, adjusted EBITDA* to net income, and adjusted net debt*/adjusted EBITDA* to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

(in U.S. $millions, except percentages)	As at and for the 12 months ended June 30,
					% Change
	2020		2019		2020 over 2019
Short-term debt	$22.0		$8.0		175%
Long-term debt	632.0		704.9		(10)%
Debt	654.0		712.9		(8)%
Less: Cash and cash equivalents	(389.7)		(210.4)		85%
Adjusted net debt*	264.3		502.5		(47)%
Net income	$152.7		$130.9		17%
Add: depreciation and amortization expenses	73.4		68.1		8%
Add: interest expense	38.4		43.2		(11)%
Less: interest income	(3.1)		(3.6)		(14)%
Add: income tax expense	52.9		38.7		37%
Pre-tax adjusting items:
Share-based payment expense recovery	(4.1)		—		(100)%
Severance and retention	—		1.5		(100)%
Gain on sale of equity accounted for investment	—		(4.9)		(100)%
Adjusted EBITDA*	$310.2		$273.9		13%
Debt/net income	4.3	x	5.4	x	(20)%
Adjusted net debt*/adjusted EBITDA*	0.9	x	1.8	x	(50)%

(1)   Please refer to page 11 for a summary of adjusting items for the trailing 12-months ended June 30, 2020 and June 30, 2019.

(2)   Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.

(3)   Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.

(4)   Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

Ritchie Bros.	10

Operating Free Cash Flow* (“OFCF”) Reconciliation

The Company believes OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by the business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. The balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities, which is the most directly comparable GAAP measure in, or calculated from, the consolidated statements of cash flows:

(in U.S. $millions, except percentages)	12 months ended June 30,
			% Change
	2020	2019	2020 over 2019
Cash provided by operating activities	$370.8	$196.8	88%
Property, plant and equipment additions	15.1	15.7	(4)%
Intangible asset additions	28.5	26.1	9%
Proceeds on disposition of property plant and equipment	(21.5)	(9.5)	126%
Net capital spending	$22.1	$32.3	(32)%
OFCF*	$348.7	$164.5	112%

(1)   OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

Adjusting items during the trailing 12-months ended June 30, 2020 were:

Recognized in the second quarter of 2020

●	$6.2 million ($0.06 per diluted share) in current and deferred income tax expense related to an unfavourable adjustment to reflect final regulations published regarding hybrid financing arrangements

Recognized in the first quarter of 2020

●	There were no adjustment items recognized in the first quarter of 2020.

Recognized in the fourth quarter of 2019

●	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Recognized in the third quarter of 2019

●	There were no adjustment items recognized in the third quarter of 2019.

Adjusting items during the trailing 12-months ended June 30, 2019 were:

Recognized in the second quarter of 2019

●	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

●	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

●	There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

●	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
●	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

For further information, please contact:

Zaheed Mawani | Vice President, Investor Relations

Phone: 1.778.331.5219 | Email: zmawani@rbauction.com

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